Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 6, 2025, with respect to the statement of assets and liabilities (in organization) of Bitwise Dogecoin ETF, as of November 3, 2025, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-1.

/s/ KPMG LLP

New York, New York
November 6, 2025